UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2010 (March 23, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4 North 4th Street, Richmond, Virginia	23219
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 23, 2010, Massey Energy Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of March 23, 2010, between the Company and UBS Securities LLC and the other underwriters named in Schedule A thereto (the “Underwriters”) with respect to a registered underwritten public offering of 8,500,000 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at a public offering price of $49.75 per share. The Underwriting Agreement grants the Underwriters a 30-day option to purchase up to an additional 1,275,000 shares of Common Stock from the Company to cover over-allotments, if any.

The sale of the Common Stock is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-152776) (the “Registration Statement”), including a prospectus supplement, dated March 23, 2010 to the prospectus contained therein dated August 5, 2008, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 8.01	Other Events

In connection with the offering by the Company of the Common Stock, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report on Form 8-K).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of March 23, 2010, between the Company and UBS Securities LLC and the other underwriters named therein

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-152776)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: March 24, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 23, 2010, between the Company and UBS Securities LLC and the other underwriters named therein

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-152776)